Exhibit 32

MIMVI, Inc.

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Mimvi, Inc. (the "Company") on Form 10-Q for the quarter ended March 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Kasian Franks, acting in the capacity as the President, Corporate Secretary and Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Kasian Franks
     Kasian Franks
     President, Corporate Secretary and Chief Financial Officer
     May 17, 2010